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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


SUBSIDIARY*                                                   STATE OF INCORPORATION
----------                                                    ----------------------
HR of Texas, Inc.                                                    Maryland
HRT of Alabama, Inc.                                                  Alabama
HRT of Tennessee, Inc.                                               Tennessee
HRT of Virginia, Inc.                                                Virginia
Healthcare Realty Services Incorporated                               Alabama
HRT of Florida, Inc.                                                  Florida
HRT of Roanoke, Inc.                                                 Virginia
HRT of Delaware, Inc.                                                Delaware
HR Interests, Inc.                                                     Texas
Pennsylvania HRT, Inc.                                             Pennsylvania
HR Acquisition I Corporation 1                                       Maryland
Property Technology Services, Inc.                                   Tennessee

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*        All of the above listed subsidiaries are wholly owned by the Company.



AFFILIATES OF HR ACQUISITION I CORPORATION:*                  STATE OF ORGANIZATION
                                                              ---------------------
Capstone Capital of Alabama, Inc.                                    Alabama
Capstone Capital of Baytown, Inc.                                    Alabama
Capstone Capital of Bonita Bay, Inc.                                 Alabama
Capstone Capital of California, Inc.                                 Alabama
Capstone Capital of Cape Coral, Inc.                                 Alabama
Capstone Capital of Kentucky, Inc.                                   Alabama
Capstone of Las Vegas, Inc.                                          Alabama
Capstone Capital of Los Angeles, Inc.                                Alabama
Capstone Capital of Massachusetts, Inc.                              Alabama
Capstone Capital of Ocoee, Inc.                                      Alabama
Capstone Capital of Pennsylvania, Inc.                            Pennsylvania
Capstone Capital of Port Orange, Inc.                                Alabama
Capstone Capital of Sarasota, Inc.                                   Alabama
Capstone Capital of Texas, Inc.                                      Alabama
Capstone Capital of Virginia, Inc.                                   Alabama
Capstone Capital Properties, Inc.                                    Alabama
Capstone Capital Senior Housing, Inc.                                Alabama

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*        All of the above listed subsidiaries are wholly owned by HR Acquisition
         I Corporation.





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1 Formerly known as Capstone Capital Corporation

OTHER AFFILIATES*                                         STATE OF ORGANIZATION
                                                          ---------------------
Durham Medical Office Building, Inc.                              Texas
HR Assets, Inc. (Inactive)                                        Texas
HR Capital, Inc. (Inactive)                                       Texas
HR Funding, Inc. (Inactive)                                       Texas
HR of San Antonio, Inc.2**                                        Texas

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*        The Company owns approximately 99% by value of the stock of each of the above listed other affiliates. The remainder of the affiliates' stock is owned by, and voting control rests with, executive officers of the Company.

**       Durham Medical Office Building, Inc. is 100% Shareholder.



LIMITED PARTNERSHIPS:                         PERCENT OF OWNERSHIP*       STATE OF ORGANIZATION
San Antonio SSP, Ltd.                                 25.3%                       Texas
Pasadena Medical Plaza, SSJ, Ltd.                     51.0%                      Florida
Capstone of Bonita Bay, Ltd.                           100%                      Alabama
Capstone of Cape Coral, Ltd.                           100%                      Alabama
Capstone of Las Vegas, Ltd.                            100%                      Alabama
Capstone of Los Angeles, Ltd.                          25%                       Alabama
Capstone of Ocoee, Ltd.                                75%                       Alabama
Capstone of Port Orange, Ltd.                          75%                       Alabama
Capstone Capital of San Antonio, Ltd.                  100%                      Alabama
Capstone of Sarasota, Ltd.                             100%                      Alabama
Capstone of Virginia Limited Partnership               90%                       Alabama
Cap Bay IV, Ltd.                                       75%                       Alabama
Cap Bay V, Ltd.                                        75%                       Alabama
Cap Bay VII, Ltd.                                      70%                       Alabama
Cap Bay VIII, Ltd.                                     70%                       Alabama

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*        The Company and/or certain affiliates have varying amounts of ownership as either the general or limited partner in these limited partnerships.







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2 Formerly known as SSP San Antonio, Inc.